                           AMENDMENT NO. 2 TO THE
                 SECOND AMENDED AND RESTATED DECLARATION OF TRUST OF
                    OPPENHEIMER INTERNATIONAL GROWTH FUND

                 Establishment and Designation of Classes of
                  Shares of Beneficial Interest of the Trust

      This Amendment Number 2 is made as of August 10, 2005 to the Second
Amended and
Restated Declaration of Trust of Oppenheimer International Growth Fund (the
"Trust"), dated as
of December 14, 2000, by the duly authorized individual executing this
Amendment on behalf of
the Trustees of the Trust.

      WHEREAS, the Trustees established Oppenheimer International Growth Fund as a trust under the laws of the Commonwealth of Massachusetts under a
Declaration of Trust dated December 8, 1995, as amended and restated as of
October 9,1997, and as subsequently amended and restated as of December 14,
2000 (the "Declaration of Trust");

      WHEREAS,  the Trustees,  pursuant to paragraph 12 of Article  NINTH,  of the Declaration of Trust,  further amended the Declaration of Trust as of June
13, 2002;

      WHEREAS, the Trustees, pursuant to Parts 1, 2 and 3 of Article FOURTH, of the Declaration of Trust, as amended, have determined that it is advisable to establish and designate an additional class of Shares to the Fund;

      NOW, THEREFORE, pursuant to Parts 1, 2 and 3 of Article FOURTH and paragraph 12 of Article NINTH, of the Declaration of Trust, as amended, the
Declaration of Trust is supplemented and amended as follows:

      Article  FOURTH  Part 2 of the  Declaration  of Trust,  as  amended,  is further amended by deleting the second  paragraph of said Part 2 and replacing it with the following paragraph:

      "The relative rights and preferences Class A Shares, Class B Shares,
Class C Shares, Class N Shares and Class Y Shares shall be the same in all respects except that, and unless and until the Board of Trustees shall determine otherwise: (i) when a vote of Shareholders is required under this
Declaration of Trust or when a meeting of Shareholders is called by the Board of Trustees, the Shares of a Class shall vote exclusively on matters that affect that Class only; (ii) the expenses and liabilities related to a Class shall be borne solely by such Class (as determined and allocated to such
Class by the Trustees from time to time in a manner consistent with Parts 2 and 3 of Article FOURTH); and (iii) pursuant to paragraph 10 of Article
NINTH, the Shares of each Class shall have such other rights and preferences as are set forth from time to time in the then effective prospectus and/or statement of additional information relating to the Shares. Dividends and distributions on the Class A, Class B and Class C, Class N and Class Y Shares
may differ from the dividends and distributions on any other such Class, and the net asset value of Class A, Class B, Class C, Class N and Class Y Shares
may differ from the net asset value of any other such Class."

      Article  FOURTH  Part 3 of the  Declaration  of Trust,  as  amended,  is further  amended by deleting the first  paragraph of said Part 3 and replacing it with the following paragraph:

      "3. Without limiting the authority of the Trustees set forth in Part I of this Article FOURTH to establish and designate any further Series, the
Trustees hereby establish one Series of Shares having the same name as the
Trust, and said Shares shall be divided into five Classes, which shall be designated Class A, Class B, Class C, Class N and Class Y Shares. The Shares
of that Series and any Shares of any further Series or Classes that may from time to time be established and designated by the Trustees shall (unless the
Trustees otherwise determine with respect to some further Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences:"

      IN WITNESS  WHEREOF,  the undersigned has signed this instrument and has caused it to be lodged among the records of the Fund on August 10, 2005.

                                    Oppenheimer International Growth Fund

                                    /s/ Phillip Gillespie
                                    Phillip S. Gillespie, Assistant Secretary

      The Declaration of Trust establishing Oppenheimer International Growth
Fund, dated December 8, 1995, as amended and restated as of October 9, 1997, and as subsequently amended and restated as of December 14,2000, and as amended thereafter, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts,
provides that the name "Oppenheimer International Growth Fund" refers to the
Trustees under the Declaration of Trust collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust
Property only shall be liable.